CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 18, 2010, relating to the financial statements and financial highlights which appear in the December 31, 2009 Annual Report to Shareholders of Columbia Acorn International, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firms” in such Registration Statement.

PricewaterhouseCoopers LLP

Chicago, Illinois

November 16, 2010